EXHIBIT 21.1

                                           LIST OF SUBSIDIARIES OF
                                    GATEWAY INTERNATIONAL HOLDINGS, INC.



          NAME OF SUBSIDIARY                   JURISDICTION OF         NAMES UNDER WHICH THE SUBSIDIARY CONDUCTS
                                                INCORPORATION                           BUSINESS
---------------------------------------- ---------------------------- ---------------------------------------------
E.M. Tool Company, Inc.                          California                     Elite Machine Tool Company
---------------------------------------- ---------------------------- ---------------------------------------------
Eran Engineering, Inc.,                          California
---------------------------------------- ---------------------------- ---------------------------------------------
All American CNC Sales, Inc.                     California
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A-Line Capital Corporation                       California
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Gledhill/Lyons, Inc.                             California                       Accurate Technology
---------------------------------------- ---------------------------- ---------------------------------------------
Nu-Tech Industrial Sales, Inc.                   California
---------------------------------------- ---------------------------- ---------------------------------------------